UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2017

JIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35367	42-1515522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Orchard City Drive, Suite 100

Campbell, California 95008

(Address of principal executive offices, including zip code)

(669)-282-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on April 30, 2017, Jive Systems, Inc., a Delaware corporation (“Jive” or the “Company”), Wave Systems Corp., a Delaware corporation (“Parent”), and Jazz MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

In accordance with the terms of the Merger Agreement, on May 12, 2017, Purchaser commenced a tender offer to purchase all of the issued and outstanding shares of common stock of the Company, $0.0001 par value per share (the “Shares”), at a purchase price of $5.25 per Share (the “Offer Price”), net to the holder thereof in cash, without interest and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 12, 2017 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto and, together with the Offer to Purchase, the “Offer”).

The Offer expired at midnight, Eastern Time, at the end of June 9, 2017. Parent and Purchaser were advised by Computershare, the depositary for the Offer (the “Depositary”) that, as of the expiration date, 60,077,284 Shares had been validly tendered and not withdrawn, representing approximately 73.38% of the Shares outstanding at such time. Additionally, the Depositary advised Parent and Purchaser that an additional 2,613,275 Shares had been delivered through a notice of guaranteed delivery, representing approximately 3.19% of the outstanding Shares at such time. The aggregate number of Shares validly tendered and not withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied, all Shares that were validly tendered and not withdrawn have been accepted for payment by Purchaser and the Offer has been completed.

On June 12, 2017, following the completion of the Offer and the acceptance by Purchaser of the Shares validly tendered and not withdrawn thereunder, Purchaser merged with and into the Company (the “Merger”), whereby the separate corporate existence of Purchaser ceased and the Company continued as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger was effected without the affirmative vote of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share not acquired in the Offer (other than (i) Shares owned by Parent, Purchaser, the Company or any wholly owned subsidiary of Parent, Purchaser or the Company (the “Canceled Shares”) and (ii) Shares held by stockholders, if any, who were entitled to and have properly demanded appraisal rights under Delaware law (the “Dissenting Shares”)) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and less applicable withholding taxes.

Each option to purchase the Company’s common stock under the Company’s 2007 Stock Incentive Plan, as amended, or the Company’s 2011 Equity Incentive Plan (such plans, the “Company Stock Plans” and such option, a “Company Option”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into a right to receive an amount in cash, without interest and less applicable tax withholdings, equal to the (i) amount of the Merger Consideration (less the exercise price per share attributable to such Company Option) multiplied by (ii) the total number of Shares issuable upon exercise in full of such Company Option (the “Company Option Consideration”). If the per share exercise price of any Company Option was equal to or greater than the Merger Consideration, such Company Option was cancelled without cash payment.

The Company Option Consideration with respect to Vested Company Options (as defined in the Merger Agreement) will be paid to the holders of such Vested Company Options no later than the second Company payroll date following the Effective Time. Except as described herein and in the Merger Agreement, the Company Option Consideration with respect to Unvested Company Options (as defined in the Merger Agreement) will be subject to the same restrictions and vesting arrangements (including the continued employment or services of the holder) that were applicable to such Unvested Company Options immediately prior to the Effective Time and will become payable by Parent or the Surviving Corporation no later than the second payroll date following the date such

Unvested Company Options would have become vested under the vesting schedule in place for the Unvested Company Options immediately prior to the Effective Time (subject to the restrictions and other terms of the vesting schedule). If any Continuing Employee (as defined in the Merger Agreement) is terminated by Parent, the Surviving Corporation, or any affiliate of Parent, prior to the one (1) year anniversary of the Effective Time for any reason other than for Cause (as defined in the Merger Agreement), such holder of Unvested Company Options will be entitled to receive, payable on the second payroll date following such termination, the greater of the Company Option Consideration attributable to such Unvested Company Option (i) had such Unvested Company Option vested until the one (1) year anniversary of the Effective Time and (ii) had the vesting accelerated pursuant to existing acceleration provisions with respect to the Unvested Company Option as set forth in the Unvested Company Option’s award agreement.

As of the Effective Time, each Company Restricted Stock Unit (“Company RSU”) award that was outstanding under the Company Stock Plans as of immediately prior to the Effective Time was cancelled and converted into a right to receive an amount in cash, without interest, equal to (i) the amount of the Merger Consideration multiplied by (ii) the total number of outstanding Company RSUs subject to such award (the “Company RSU Consideration”).

The Company RSU Consideration with respect to Vested Company RSUs (as defined in the Merger Agreement) will be paid to holders of such Vested Company RSUs no later than the second Company payroll date following the Effective Time. Except as described herein and in the Merger Agreement, the Company RSU Consideration with respect to Unvested Company RSUs (as defined in the Merger Agreement) will be subject to the same restrictions and vesting arrangements (including the continued employment or services of the holder) that were applicable to such Unvested Company RSUs immediately prior to the Effective Time and will become payable by Parent or the Surviving Corporation no later than the second payroll date following the date such Unvested Company RSUs would have become vested under the vesting schedule in place for such Unvested Company RSUs immediately prior to the Effective Time (subject to the restrictions and other terms of the vesting schedule). If any Continuing Employee is terminated by Parent, the Surviving Corporation, or any affiliate of Parent, prior to the one (1) year anniversary of the Effective Time for any reason other than for Cause, such holder of Unvested Company RSUs will be entitled to receive, payable on the second payroll date following such termination, the greater of the Company RSU Consideration attributable to such Unvested Company RSU (i) had such Unvested Company RSU vested until the one (1) year anniversary of the Effective Time and (ii) had the vesting accelerated pursuant to existing acceleration provisions with respect to the Unvested Company RSU as set forth in the Unvested Company RSU’s award agreement.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2017, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, the Company notified the NASDAQ Global Select Market (“NASDAQ”) on June 12, 2017 of the consummation of the Merger and of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC on Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to delist and deregister the Shares. Trading of the Shares on NASDAQ was halted prior to market open on June 12, 2017. The Company intends to file with the SEC, on Form 15, a certification and notice of termination of the registration of such Shares under Section 12(g) of the Exchange Act and suspension of its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Offer, a change of control of the Company has occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, and each of Elisa Steele, Margaret Breya, Steve Darcy, Phil Koen, Robert Frankfurt, Tom Reilly, Chuck Robel, Gabrielle Toledano, Balaji Yelamanchili and Tony Zingale ceased to serve as directors of the Company. At the Effective Time, the officers of Purchaser immediately prior to the Effective Time became the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed. Information regarding the new directors and executive officers has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, filed by the Purchaser on May 12, 2017. Scott F. Brighton will serve as the President and Secretary of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

At the Effective Time, subject to the terms of the Merger Agreement, (i) the Company’s certificate of incorporation was amended and restated in its entirety to read identically to the certificate of incorporation of Purchaser as in effect immediately prior to the Effective Time (the “Amended Charter”) and (ii) the Company’s bylaws were amended and restated in their entirety to be identical to the bylaws of Purchaser as in effect immediately prior to the Effective Time (the “Amended Bylaws”); provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation was amended so that the name of the Surviving Corporation shall be “Jive Software, Inc.”

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On June 12, 2017, Aurea Software, Inc., an affiliate of Parent and Purchaser, and Jive Software, Inc. issued a joint press release announcing the expiration and results of the Offer. Such press release is included as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Jive Software, Inc.

3.2	Third Amended and Restated Bylaws of Jive Software, Inc.

99.1	Joint Press Release of Aurea Software, Inc. and Jive Software, Inc., dated July 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIVE SOFTWARE, INC.

Date: June 12, 2017	By:	/s/ Elisa Steele
		Name:	Elisa Steele
		Title:	Chief Executive Officer & Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Jive Software, Inc.

3.2	Third Amended and Restated Bylaws of Jive Software, Inc.

99.1	Joint Press Release of Aurea Software, Inc. and Jive Software, Inc., dated July 12, 2017.